Press release:

Maersk and PBF Logistics LP announce agreement for production and storage of 0.5% sulphur fuel on the U.S. East Coast
PBF Logistics terminal facility in New Jersey to deliver approx. 10% of A.P. Moller - Maersk’s annual fuel demand as Maersk continues preparations for the International Maritime Organization’s (IMO) 2020 global sulphur regulation.
Parsippany and Copenhagen, 14 February 2019 - A.P. Moller - Maersk and PBF Logistics LP (PBFX) today announced an agreement for Maersk to source and PBFX to process crude oil at CPI Operations LLC, a PBF Logistics LP terminal facility in New Jersey, United States.
The agreement enables Maersk Oil Trading to supply IMO 2020-compliant 0.5% marine fuel to its customers on the US East Coast. Annual production will be around 1.25 million metric tonnes (mt), the equivalent of approx. 10% of A.P. Moller - Maersk’s annual fuel demand.
“This processing agreement forms a cornerstone in Maersk’s fuel sourcing strategy for the IMO 2020 sulphur cap,” says Niels Henrik Lindegaard, Head of Maersk Oil Trading. “The vast majority of our fleet will comply with the regulation through use of compliant low sulfur fuels. With the capability to produce and store compliant low sulfur fuel on the U.S. East Coast we take control of the fuel supply in a key maritime hub for us. We will continue our drive to ensure compliance in all geographies come 2020.“
PBF Logistics acquired CPI Operations LLC from Crown Point International on October 1st, 2018. Assets include crude processing and storage located on the Delaware River south of Philadelphia, Pennsylvania.
”This processing agreement with Maersk delivers on our plans for the CPI acquisition to deliver accretive growth for the Partnership,” notes Matt Lucey, PBF Logistics Executive Vice President. ”We will repurpose a portion of the existing idled asphalt facility to process an average of approximately 25 thousand barrels per day of crude for Maersk as part of their overall IMO fuel sourcing strategy. This processing arrangement is a prime example of how we will maximize the potential of our assets through strategic commercial opportunities and valuable partnerships."
Additionally, in August 2018, Maersk and Vopak announced a leasing agreement for storage of 2.3 million mt 0.5% compliant fuel, equivalent of approx. 20% of Maersk’s annual fuel demand, at the Vopak Europoort Terminal in Rotterdam.

A.P. Moller - Maersk Contact:
Mikkel Linnet, Senior Press Officer, External Communication
Mikkel.elbek.linnet@maersk.com - Tel. +45 3363 8515

PBF Contacts:
Colin Murray, Investor Relations
ir@pbfenergy.com - Tel. +01 973 455 7578

Michael C. Karlovich, Media Relations
mediarelations@pbfenergy.com - Tel. +1 973 455 8994

ABOUT A.P. MOLLER - MAERSK
A.P. Moller - Maersk is an integrated container logistics company working to connect and simplify its customers' supply chains. As the global leader in shipping services, the company operates in 130 countries and employs roughly 76,000 people.
With simple end-to-end offering of products and digital services, seamless customer engagement and a superior end-to-end delivery network, Maersk enables its customers to trade and grow by transporting goods anywhere - all over the world.

ABOUT PBF LOGISTICS LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.
Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by PBFX and its management. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond PBFX’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the PBFX's filings with the SEC. All forward-looking statements speak only as of the date hereof. PBFX undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.